FOR IMMEDIATE RELEASE

From:	Dan Weadock, Chief Executive Officer, Indoor Harvest Corp.

RE:	STATE OF THE COMPANY

To our Valued Shareholders,

It has been my great pleasure to assume leadership of Indoor Harvest Corp as we seek to prepare the company for short- and long-term success in the rapidly evolving legal cannabis industry. I am writing to you to share some of the strategic relationships we’ve recently forged and those that are on the horizon that we believe are exciting. The potential “legalization” of cannabis (which includes a substantial number of political, social and scientific developments) has created what we believe to be unprecedented opportunities. I am pleased to report that Indoor Harvest is seeking to take advantage of the latest technological and scientific developments and what we anticipate will represent value in the current market and beyond.

Importantly, I am not undertaking this effort alone. Collaboration is the new innovation, and success comes from curating the right collaborators. We believe that it is important to recognize the newly engaged strategic assets and partners that we expect can help us both leverage current market opportunities and identify market shifts before they happen and pivot Indoor Harvest to take advantage. Further, we believe that to understand where we stand and where we’re going, it’s important to review where we came from, and how we got here.

History of Indoor Harvest

Indoor Harvest was founded as a precision agriculture technology platform, focused on high pressure aeroponics, targeting the nascent vertical farming/controlled environment agriculture space. The original mission of the company was to revolutionize farming by eliminating harmful chemicals, reducing water and other overall inputs while simultaneously increasing nutrient uptake, biomass and quality to feed the ever expanding population in a sustainable way.

In 2014, in recognition of the burgeoning cannabis industry and the value it potentially represented to the company, we pivoted and turned our focus away from traditional leafy greens, toward the production of pharmaceutical grade cannabis for the research and development community, and the exploration of new, personalized medicines. We believed then, and now, that aeroponic platform technology is an integral element in the future of indoor farming.

We believe that, high pressure aeroponics holds great potential, not just for cannabis, but for traditional farming, as the global population continues to explode, farmable land continues to be depleted and/or contaminated, and water becomes increasingly and alarmingly more scarce. We believe that all these forces point toward a dire need for more sustainable and more precise agricultural technology. We believe that aeroponics delivers on each of these fronts.

We believe further that cannabis is presently the most attractive and interesting application of Indoor Harvest’s technology, not only because we believe that it is a high value crop in a fast growing industry, but also because of its disruptive potential and role as next generation medicine.

Within this unprecedented market, we anticipate that Indoor Harvest’s innovative intellectual property can shine, as we refine our focus of seeking to deliver true pharmaceutical grade product.

Since joining the company, internally restructuring, and building both a new team and a new strategy to execute on our mission, there have been challenges that continue to plague this industry and these are precisely the challenges that we believe our technology was built to solve.

Strategic Partnerships

I am proud to highlight some of the people and platforms that comprise the team selected and entrusted to assist the company with our efforts needed to execute on our mission and vision:

Electrum Partners/Leslie Bocskor

We believe that the current cannabis business landscape is littered with armies of “consultants” promising decades of experience in a market that’s hardly old enough to have generated any such tenure, let alone all that’s represented in marketing materials. However, we believe that a few persistent voices have continued to rise above the noise and we believe that Leslie Bocskor’s is one of them. Leslie heads Electrum Partners (“Electrum”), a multifaceted cannabis consultancy.

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2018, we have engaged Electrum, and Leslie has agreed to work with Indoor Harvest personally and directly, to assist with strategic guidance and develop additional complementary partnerships to integrate Indoor Harvest’s intellectual property into some of what we believe to be the industry’s most important and valuable enterprises, seeking to ensure long-term profitability and value for the company and its shareholders.

Chad Sykes

I have had the great pleasure of continuing to work with Indoor Harvest’s founder and original CEO, Chad Sykes. Chad currently serves as our Chief of Cultivation, principal financial officer and principal accounting officer. We expect that Chad will continue working with Indoor Harvest and will focus his short-term efforts on the development of our planned Integrated & Controlled High-Pressure Aeroponic platform showcase (“ICHPA”).

We believe that Chad is an important part of Indoor Harvest’s history and now, an important part of Indoor Harvest’s future. We believe further that the ICHPA demonstration showcase is Indoor Harvest’s most significant short-term milestone, and Chad’s concentrated assignment demonstrates our commitment to its accomplishment.

MD Global Partners/Owen May

We believe that one of the most challenging aspects of undertaking business in the cannabis space is the special challenge of accessing modern capital markets. For this reason, we are pleased to note that we are working closely with Owen May, the founder and CEO of MD Global Partners, a pioneer in investment banking for alternative markets, including small cap and middle market companies as well as emerging and unique markets like domestic cannabis.

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We believe that Owen represents a critical bridge between Indoor Harvest and the capital necessary to accomplish our objectives. We have engaged MD Global to provide both financial advisory and investment banking services and he has already helped shape our approach, strategy and messaging.

Ideal Business Partners

On August 22, 2018, we entered into an Engagement Letter (the “EL”) with Ideal Business Partners (“IBP”). Pursuant to the EL, the Company engaged IBP to provide legal, regulatory, business advisory and other services as set forth in the EL, to the Company. Pursuant to the EL, it was further agreed that Mr. Glenn Truitt will provide the legal services to the Company on behalf of IBP under the EL, and will act as the General Counsel for the Company on behalf of IBP. Pursuant to the EL, it was also further agreed that Mr. David Housey will provide business advisory services for the Company on behalf of IBP.

Next Steps

Of course, assembling a great team is virtually meaningless without an associated game plan for them to execute.

1. Capital Raise. First things first, there are a number of capital-intensive maneuvers that are an essential part of our strategy. We are working with MD Global Partners and Owen to explore our options.

2. Technology Showcase. It is challenging to sell modern agri-tech without a demonstrable proof-of-concept. We believe that an ICHPA system showcase will provide potential investors, partners, vendors, consumers and stakeholders an opportunity to see and touch Indoor Harvest’s technology and expertise at work (in the same way it will be deployed in a modern cultivation operation). We believe that this demonstration will also assist with potential partnership with established commercial cultivation and research assets.

3. Acquire Strategic Assets/Positions. Organic growth is a great story, but is often inefficient and unreliable, especially in a market moving as fast as the current cannabis market is. By employing liquidity and favorable available debt financing, we believe that Indoor Harvest can acquire both equity positions in large strategically-aligned enterprises as well as whole corporate subsidiaries to leverage their advantages where the combination of those assets with Indoor Harvest’s own yield greater value. We expect that Electrum’s market knowledge can help us to locate, negotiate and obtain these positions.

I expect to develop a more detailed strategic plan as we proceed and look forward to making it available to each of you and the public to ensure both accountability and alignment.

In the meantime, I look forward to working on moving the ball forward with our new team and executing on our mission and vision.

Sincerely,

Dan Weadock, CEO

Forward-Looking Statements

This shareholder letter contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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